UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008 (December 5, 2008)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York		14450
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2008, Martin Bandier sent email correspondence, attached hereto as Exhibit 17.1, to Wesley R. Edens, the Chairman of the Board of Directors of GateHouse Media, Inc. (the “Company”), announcing Mr. Bandier’s resignation as a member of the Company’s Board of Directors and from all other committee positions he holds with the Company, effective December 5, 2008. There are no disagreements between Mr. Bandier and the Company on any matter relating to the Company’s operations, policies or practices that caused or contributed to his decision to tender his resignation as a director.

On December 18, 2008, Howard Rubin sent email correspondence, attached hereto as Exhibit 17.2, to Michael E. Reed, the Chief Executive Officer of the Company, announcing Mr. Rubin’s resignation as a member of the Company’s Board of Directors and from all other committee positions he holds with the Company, effective December 18, 2008. There are no disagreements between Mr. Rubin and the Company on any matter relating to the Company’s operations, policies or practices that caused or contributed to his decision to tender his resignation as a director.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

17.1	Resignation email correspondence from Martin Bandier to Wesley R. Edens dated December 5, 2008.

17.2	Resignation email correspondence from Howard Rubin to Michael E. Reed dated December 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

By:	/s/ Michael Reed
Michael Reed
Chief Executive Officer

Date: December 19, 2008